Exhibit 99.3

Deutsche Bank

Annual Media Conference 2022

#PositiveImpact

Christian Sewing, Chief Executive Officer

Frankfurt, 27 January 2022

Our transformation strategy is on track

2019-2020

Stable & focused

2021-2022

Sustainable Profitability

2023-2025

Growth

Promises kept in a tough environment

- ✓ Exited businesses
- ✓ Focused on four divisions
- ✓ Cut costs rigorously
- ✓ Invested in technology & controls
- ✓ Strengthened capital discipline

2021: Very successful year despite transformation

Net revenues	Profit before tax	Proposed capital distributions
€ 25.4bn	€ 3.4bn	€ ~700m
(+6% YoY)	(+232% YoY)	

Revenue growth higher than expected

Revenues ex. specific items (€ bn)



Group
23.2
24.0
25.3
+11%
22.8
24.2
25.3
Core Bank
2019
2020
2021

Note: Throughout this presentation totals may not sum due to rounding differences and percentages may not precisely reflect the absolute figures. Revenues excluding specific items are calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are Debt Valuation Adjustment (DVA) and material transactions or events that are either one off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time

Costs cut consistently

Adjusted costs ex. transformation charges & Prime Finance(1) (€ bn)


Cost/income ratio
108%
88%
85%
(10)%
21.5
19.5
19.3
2019
2020
2021

Note: Adjusted costs are calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) net litigation charges and (iii) restructuring and severance (in total referred to as nonoperating costs) from noninterest expenses under IFRS

(1) Expenses eligible for reimbursement related to Prime Finance

High profit growth in the Core Bank

Adjusted profit (loss) before tax (€ bn)



+122%
Core Bank
Capital Release Unit
2.7
4.2
6.1
(2.4)
(2.0)
(1.3)
2019(1)
2020
2021(2)

Note: Adjusted profit (loss) before tax is calculated by adjusting the profit (loss) before tax under IFRS for specific revenue items, transformation charges, impairment of goodwill and other intangible assets and restructuring and severance expenses

(1) FY 2019 figures based on reporting structure as disclosed in Annual Report 2020

(2) Profit (loss) before tax (reported) FY 2021: Core Bank € 4.8bn, Capital Release Unit € (1.4)bn

Balance sheet strong throughout transformation

Common Equity Tier 1 (CET1) capital ratio


13.6%
13.6%
13.2%
2019
2020
2021

Disciplined risk management

Provision for credit losses (€ bn)



Basis points(1)
17
41
12
1.8
0.7
0.5
2019
2020
2021

(1) Basis points of average loans

Corporate Bank grows business volume

Corporate Bank

Profit before tax (2021 vs. 2020)	Cost/income ratio (2021 vs. 2020)
+86%	(2)ppt

- Execution of growth initiatives with continuous growth in loans and deposits in the second half of the year
- € ~100bn of deposits under repricing agreements with revenues of € ~360m

Investment Bank steadily gains market share

Investment Bank

Profit before tax (2021 vs. 2020)	Cost/income ratio (2021 vs. 2020)
+17%	+2ppt

- 8th consecutive quarter of Origination & Advisory YoY revenue growth; market share gains in Fixed Income & Currencies[(1)]
- #1 bank in EMEA investment grade debt issuance and European Government Bonds market making in Q4[(2)]

(1) Coalition Greenwich Competitor Analytics Q3 YTD 2021 vs. FY 2019, DB vs. 11 leading peers
(2) Via Tradeweb, in-competition flow excluding Bills

Private Bank increases fee income

Private Bank

Profit before tax[1] (2021 vs. 2020)	Cost/income ratio (2021 vs. 2020)
+39%	(2)ppt

- 2021 target of € 45bn in net new business across assets under management and client loans exceeded by 50%
- Grew fee income by 7% (2020) resp. 5% (2021)

(1) For Private Bank adjusted PBT delta YoY is used as percentage increase in reported PBT is not meaningful, i.e. FY 2020: € (99)m, FY 2021 € 366m

Asset Management delivers record results

Asset Management

Profit before tax (2021 vs. 2020)	Cost/income ratio (2021 vs. 2020)
+50%	(7)ppt

- € 48bn of net inflows driven by continued investment in growth initiatives
- Strong growth driven by higher management, performance and transaction fees

Sustainability moves to the heart of our bank

Sustainable Finance volumes reported vs. target (€ bn), cumulative since 2020[1][2]


46
157
≥200
2020
2021
Target
2023
Achieved
Remaining

- New volume for sustainable financing and investments more than doubled compared to previous year
- ESG rating upgrades from S&P, Sustainalytics and CDP

(1) Sustainable financing and investment activities as defined in Deutsche Bank's Sustainable Finance Framework, which is published on our website
(2) At year-end

Reinforcing the uptrend



Stronger employee engagement
Increased client trust
Improved brand perception
Rating upgrades
Lower funding costs
Share price & market cap. increase
Strategic focus and disciplined execution

Growing engagement and trust

Employee commitment based on internal survey[1]

2017	2018	2019	2020	2021
57%	57%	58%	69%	71%

Client trust in Germany (%)[2]



Corporate clients
Retail clients
59
54
66
66
60
72
89
56
53
64
65
69
71
75
2015
2016
2017
2018
2019
2020
2021

(1) Deutsche Bank „People Survey", July 2021
(2) Group Brand Market Research (GBMR) Reputation Tracking, November 2021

Improved brand perception

Deutsche Bank B2B brand score vs. 11 global peers (rank)[1]


1
1
1
2
5
1
2
4
9
7
10
10
9
7
Europe
Global
2015
2016
2017
2018
2019
2020
2021

(1) Group Brand Market Research (GBMR) Deutsche Bank B2B Brand Status 2021, October 2021

Upgrades from leading credit rating agencies

	Prior		Since 2021	Outlook
Moody's Long-term Issuer Rating	A3	↗	A2	Positive
Fitch Derivative Counterparty Rating	BBB+	↗	A-	Positive
Standard & Poor's Long-term Issuer Credit Rating	BBB+	↗	A-	Stable

Investors recognise our progress

Credit spreads for Deutsche Bank bonds (bps)[1]

11/19	11/20	11/21
225	175	110

Share price development (%)[2]


160
120
80
40
07/19
01/20
07/20
01/21
07/21
01/22
US banks
EU banks

(1) Bloomberg, Levels refer to spreads at issue date vs. US Treasuries for bonds with a 6-year tenor, callable after 5 year
(2) Bloomberg, Data retrieved on 24 January 2022, EU banks represented by "STOXX Europe 600 Banks Index" and US banks by "KBW Bank Index"

A solid platform for 2022

- Stable foundation driven by transformation
- Positive dynamic in all divisions
- Investments in growth
- Robust capital and risk position

Deutsche Bank

Annual Media Conference 2022

#PositiverBeitrag

James von Moltke, Chief Financial Officer

Frankfurt, 27 January 2022

Net profit rises more than fourfold in 2021

Profit before tax (€ bn)


1.0
3.4
2020
2021

Net profit (€ bn)


0.6
2.5
2020
2021

Cost discipline maintained

Noninterest expenses (€ bn)



Cost/income ratio
108%
88%
85%
(14)%
25.1
2.3
1.2
21.5
21.2
0.8
0.8
19.5
21.5
0.9
1.3
19.3
2019
2020
2021
Nonoperating costs(1)
Transformation charges and Prime Finance(2)
Adjusted costs ex transformation charges and Prime Finance(2)

(1) Nonoperating costs include impairment of goodwill and intangibles, litigation, and restructuring and severance

(2) Expenses eligible for reimbursement related to Prime Finance

97% of transformation-related effects recognised

Pre-tax positions		2019 – 2022 expected impact (€ bn)	2019 – 4Q 2021 cumulative impact (€ bn)	2019 – 4Q 2021 % of total
Non-operating costs[1]	Goodwill impairment[3]	1.0	1.0	100%
Non-operating costs[1]	Restructuring & severance[4]	2.0	1.9	93%
Transformation charges[2]	Real estate charges	0.6	0.6	100%
Transformation charges[2]	Software impairment /accelerated amortisation	1.4	1.4	100%
Transformation charges[2]	Other[5]	0.8	0.6	84%
	Deferred Tax Asset valuation adjustments	2.8	2.8	100%
	Total	**8.6**	**8.4**	**97%**

Note: Estimated restructuring and severance, impairments, deferred tax valuation adjustments and other transformation charges in future periods are preliminary and subject to change. Non-tax items are shown on a pre-tax basis
(1) Excluded from adjusted costs
(2) Included in adjusted costs
(3) Non-tax deductible
(4) Excludes H1 2019 restructuring & severance of € 0.1bn, prior to the strategic announcement on 7 July 2019
(5) Other mainly driven by IT platform transformation charges

Capital strength sustained

Common Equity Tier 1 (CET1) capital ratio[1]



13.6%
90
50
13.2%
4Q 2020
Regulatory impact (basis points)
Organic RWA and capital development (basis points)
4Q 2021

(1) Movements in basis points period end

Sound liquidity and funding

€ 207 billion
High Quality Liquid Assets

€ 52 billion
Surplus

€ 602 billion
Available stable funding

€ 101 billion
Surplus

Corporate Bank: profit almost doubled

Profit before tax (€ m)


Post-tax RoTE[(1)]
3.4%
6.7%
+86%
539
1,000
2020
2021

Revenues (€ bn)


+0.1%
5.1
5.2
2020
2021

(1) Throughout this presentation RoTE is defined as post-tax return on average tangible equity

Investment Bank further grows profit and revenues as markets normalise



Profit before tax (€ bn)
Post-tax RoTE
9.7%
10.7%
+17%
3.2
3.7
2020
2021



Revenues (€ bn)
+4%
9.3
9.6
2020
2021

Private Bank with strong new business growth and profitable despite headwinds


Profit before tax (€ m)
Post-tax RoTE
(1.5)%
1.5%
5.5%(1)
BGH ruling
1,005
284
366
721
(99)
2020 (reported)
2021 (reported)
2021 (adjusted)


Revenues (€ bn)
+1%
8.1
8.2
2020
2021

(1) Post-tax return on average tangible equity (RoTE) adjusted for specific revenue items, transformation charges, restructuring and severance costs, goodwill impairments and impacts from the BGH ruling on pricing agreements

Asset Management boosts return on equity and grows volumes and revenues

Profit before tax (€ m)



Post-tax RoTE
21.4%
29.7%
+50%
544
816
2020
2021

Revenues (€ bn)



+21%
2.2
2.7
2020
2021

Capital Release Unit: de-risking ahead of plan and losses reduced

(€ bn)



Leverage exposure[1]
(84%)
249
72
39
30 Jun 2019
2020
2021



Risk weighted assets[1]
(57%)
65
34
28
30 Jun 2019
2020
2021



Loss before tax
(3.2)
(2.2)
(1.4)
2019
2020
2021

(1) Period end / 31 December / 30 June

On track to reach our 2022 targets

Group Return on Tangible Equity (RoTE)	Core Bank Return on Tangible Equity (RoTE)	Cost/ income ratio (CIR)	Common Equity Tier 1 capital ratio (CET1)	Leverage ratio[1] (LR)
8%	>9%	70%	>12.5%	~4.5%

€ 5 billion for distributions from 2022

(1) Fully loaded

Cautionary statements

The figures in this presentation are preliminary and unaudited. Our Annual Report 2021 and SEC Form 20-F are scheduled to be published on 11 March 2022.

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 12 March 2021 under the heading "Risk Factors." Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2021 Financial Data Supplement, which is accompanying this presentation and available at www.db.com/ir.